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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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         14a-6(e)(2))
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    / /  Soliciting Material Pursuant to Section 240.14a-12

                         TENET HEALTHCARE CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   [TENET LOGO]

                                  NEWS RELEASE

Tenet Healthcare Corporation
Headquarters Office
3820 State Street
Santa Barbara, CA  93105
Tel 805.563.6855
Fax 805.563.6871



                        CONTACTS:
                        Media             Harry Anderson         (805) 563-6816
                        Investors         Paul Russell           (805) 563-7188


            TENET SLATE GAINS KEY SUPPORT AS CALPERS CHANGES OPINION
                    AND PROXY VOTER SERVICES BREAKS WITH ISS

     SANTA BARBARA, CALIF. - OCT. 6, 2000 - Tenet Healthcare Corporation (NYSE:
THC) announced today that the California Public Employees Retirement System (CalPERS), the nation's largest public pension fund with assets of more than $170 billion, has changed its opinion and will now vote for the company's slate of nominees for director at Tenet's annual meeting on Oct. 11.

     The company also announced that Proxy Voter Services (PVS), an independent division of Institutional Shareholder Services (ISS), has recommended that its subscribers vote for the company's slate. The PVS recommendation breaks with ISS's recommendation last week to support a dissident slate headed by M. Lee Pearce, M.D., of Miami Beach, Fla.

     "We are grateful that, after CalPERS gave us a chance to present the facts, it has reconsidered its opinion and will now support our nominees," said Jeffrey
C. Barbakow, Tenet's chairman and chief executive officer. "This company has been and remains committed to a dialogue with its shareholders regarding governance or any other issue."

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     Barbakow added that support from PVS "is further evidence that the strategy we have set for this company is recognized as the right course for our continued success and the enhancement of shareholder value."

     In its report, PVS said it is "wary" of the Pearce slate's ability to serve as an effective voice for shareholder concerns. The report also said: "When questioned about their business strategy, the Pearce Group was vague and unconvincing, offering very little substantive ideas on how to improve the company's business model and enhance shareholder value in the long term. In addition, potential conflicts of interests with Tenet shareholders make Dr. Pearce unconvincing as both a corporate reformer and practitioner of sound corporate governance policies."

     PVS votes proxies for a number of Taft-Hartley funds, public plan sponsors and their investment managers.

     The CalPERS and PVS actions follow similar decisions to support the company's slate were announced recently by the American Federation of State, County and Municipal Employees (AFSCME) and The Proxy Monitor.

     CalPERS' decision to change its opinion came after Tenet executives met with CalPERS officials in Sacramento to clarify the company's position on issues raised by CalPERS when it initially announced that it would vote for the Pearce dissident slate. The Thursday meeting was the first time Tenet and CalPERS had discussed these issues. CalPERS also said it has reversed its vote and will now support Tenet's proposal to increase the number of shares available under the Directors Stock Option Plan.

     Tenet urged its shareholders to submit only the white proxy card if they are intending to support the company's slate of nominees. Any gold proxy cards previously voted may be revoked by submitting a later-dated white proxy card. Since only the latest

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proxy received from a shareholder will be counted, those wishing to change their vote should now submit a white proxy card. Because of the brief time before the Oct. 11 meeting, shareholders of record may choose to fax their white proxy card to the company's proxy solicitor, Georgeson Shareholder Communications Inc., at
(212) 440-9009. If shares are held by a bank, broker or other nominee, shareholders should contact the party responsible and direct them to submit a white proxy card in favor of the company's slate. Shareholders who have questions about the voting process may call Georgeson at (800) 223-2064.

     Tenet Healthcare, through its subsidiaries, owns and operates 111 acute care hospitals with 27,013 beds and numerous related health care services. The company employs approximately 104,000 people serving communities in 17 states and services its hospitals from a Dallas-based operations center. Tenet's name reflects its core business philosophy: the importance of shared values among partners - including employees, physicians, insurers and communities - in providing a full spectrum of health care. Tenet can be found on the World Wide Web at www.tenethealth.com.

                                      # # #

     Certain statements in this release may constitute forward-looking statements. They are based on management's current expectations and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.